Pricing Supplement No. 6 Dated September 15, 1999
(To Prospectus dated January 19, 1999  File No. 333-65535:)
Filed Pursuant to:  Rule 424 (b) (3)





                                 $100,000,000.00

                                 COMDISCO, INC.

                           Medium-Term Notes, Series H
              Due from 9 Months to 15 years From the Date of Issue


                                MEDIUM TERM NOTE
                                   FIXED RATE


Date of Issue:                     September 20, 1999

Maturity Date:                     September 20, 2001

Principal Amount:                  $100,000,000.00

Price to Public:                    100%

Interest Rate:                      7.25%

Interest Payment Dates:            February 15 and August 15.


Form:    __X__ Book Entry            _____ Certificated

Optional Redemption Date:  N/A

Optional Repayment Date:   N/A

Agent's Discount or Commission:     $250,000.00

Cusip Number:                       20033R GB 9